UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2005

Double Eagle Petroleum Co.
(Exact name of registrant as specified in its charter)

Maryland	000-6529	83-0214692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Overland Trail (P. O. Box 766), Casper, Wyoming 82601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (307) 237-9330

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.
     On November 15, 2005, the Company issued a press release entitled “Double Eagle Petroleum Reports 3rd Quarter Results.” The press release is attached as Exhibit 99.1 hereto. The original press release contained a typographical error in the Consolidated Statements of Operations table, indicating that the Net Income per share, Basic & Diluted, for the three months ended September 30, 2005, was $0.011, rather than $0.11, which is the correct amount of net income per share, basic and diluted, for the three months ended September 30, 2005. This error has been corrected in the copy of the press release filed as Exhibit 99.1 hereto.
     A recording of the Company’s third quarter 2005 earnings release conference call, which was held on November 15, 2005, will be available from November 16, 2005 until November 30, 2005 by calling 1-800-642-1687, conference I.D. 2446482.
     In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This report does not constitute a determination of whether any information included in this report is material.
Item 9.01.      Financial Statements and Exhibits.
(c)	Exhibits

Exhibit 99.1 Double Eagle Petroleum Reports 3rd Quarter Results
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005	DOUBLE EAGLE PETROLEUM CO.
	By:	/s/ Stephen H. Hollis
Stephen H. Hollis,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Double Eagle Petroleum Reports 3rd Quarter Results

3